                                                                     EXHIBIT 4.1

                                                         [CONFORMED AS EXECUTED]

================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                               NOBLE CORPORATION,

                        NOBLE HOLDING (U.S.) CORPORATION,

                           NOBLE DRILLING CORPORATION,

                          VARIOUS LENDING INSTITUTIONS,

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

                                       and

                                 SUNTRUST BANK,
                            as Documentation Agents,

                       THE BANK OF TOKYO-MITSUBISHI, LTD.

                                       and

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                NEW YORK BRANCH,
                              as Syndication Agents

                                       and

                             NORDEA BANK NORGE ASA,
                                NEW YORK BRANCH,
                            as successor by merger to
                      Christiania Bank og Kreditkasse ASA,
                                New York Branch,
                                as Lead Arranger
                            and Administrative Agent

             ------------------------------------------------------

                          Dated as of May 30, 2001 and
                     Amended and Restated as of May 1, 2002

             ------------------------------------------------------

                                  $200,000,000


================================================================================

                                Table of Contents


                                                                                                                Page
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
SECTION 1. Amount and Terms of Credit.............................................................................1

         1.01 Commitment..........................................................................................1
         1.02 Minimum Borrowing Amounts, etc......................................................................2
         1.03 Notice of Borrowing.................................................................................2
         1.04 Disbursement of Funds...............................................................................2
         1.05 Notes...............................................................................................3
         1.06 Conversions.........................................................................................3
         1.07 Pro Rata Borrowings.................................................................................4
         1.08 Interest............................................................................................4
         1.09 Interest Periods....................................................................................4
         1.10 Increased Costs, Illegality, etc....................................................................5
         1.11 Compensation........................................................................................7
         1.12 Change of Lending Office; Limitation on Indemnities.................................................8
         1.13 Replacement of Lenders..............................................................................8
         1.14 Increase in Commitments; Additional Loans...........................................................9

SECTION 2. Letters of Credit......................................................................................9

         2.01 Letters of Credit...................................................................................9
         2.02 Minimum Stated Amount..............................................................................11
         2.03 Letter of Credit Requests; Request for Issuance of Letter of Credit................................11
         2.04 Agreement to Repay Letter of Credit Payments.......................................................11
         2.05 Letter of Credit Participations....................................................................12
         2.06 Increased Costs....................................................................................14
         2.07 Indemnities........................................................................................15

SECTION 3. Fees; Commitments.....................................................................................15

         3.01 Fees...............................................................................................15
         3.02 Voluntary Reduction of Commitments.................................................................16
         3.03 Mandatory Adjustments of Commitments, etc..........................................................16

SECTION 4. Payments..............................................................................................16

         4.01 Voluntary Prepayments..............................................................................16
         4.02 Mandatory Repayments...............................................................................17
         4.03 Method and Place of Payment........................................................................18
         4.04 Net Payments.......................................................................................19

SECTION 5. Conditions Precedent..................................................................................21

         5.01 Execution of Agreement.............................................................................21
         5.02 Officer's Certificate..............................................................................21
         5.03 Opinions of Counsel................................................................................21

                                      (i)

                                                                                                                Page
                                                                                                                ----
         5.04 Corporate Proceedings..............................................................................21
         5.05 Fees...............................................................................................21
         5.06 Reorganization.....................................................................................21

SECTION 6. Conditions Precedent to All Credit Events.............................................................22

         6.01 No Default; Representations and Warranties.........................................................22
         6.02 Notice of Borrowing; Letter of Credit Request......................................................22

SECTION 7. Representations, Warranties and Agreements............................................................22

         7.01 Corporate Status...................................................................................23
         7.02 Corporate Power and Authority......................................................................23
         7.03 No Violation.......................................................................................23
         7.04 Litigation.........................................................................................23
         7.05 Use of Proceeds; Margin Regulations................................................................24
         7.06 Governmental Approvals.............................................................................24
         7.07 Investment Company Act.............................................................................24
         7.08 Public Utility Holding Company Act.................................................................24
         7.09 True and Complete Disclosure.......................................................................24
         7.10 Financial Condition; Financial Statements..........................................................24
         7.11 Tax Returns and Payments...........................................................................25
         7.12 Compliance with ERISA..............................................................................25
         7.13 Patents, etc.......................................................................................26
         7.14 Pollution and Other Regulations....................................................................26
         7.15 Properties.........................................................................................27
         7.16 Compliance with Statutes, etc......................................................................27
         7.17 Labor Relations....................................................................................27
         7.18 Existing Indebtedness..............................................................................27
         7.19 Controlled Foreign Corporation.....................................................................27
         7.20 Business...........................................................................................27

SECTION 8. Affirmative Covenants.................................................................................27

         8.01 Information Covenants..............................................................................28
         8.02 Books, Records and Inspections.....................................................................29
         8.03 Maintenance of Property; Insurance.................................................................29
         8.04 Payment of Taxes...................................................................................29
         8.05 Consolidated Corporate Franchises..................................................................29
         8.06 Compliance with Statutes, etc......................................................................30
         8.07 Good Repair........................................................................................30
         8.08 End of Fiscal Years; Fiscal Quarters...............................................................30
         8.09 Use of Proceeds....................................................................................30
         8.10 Maintenance of Corporate Existence and Good Standing...............................................30
         8.11 Guarantors.........................................................................................30
         8.12 ERISA..............................................................................................31


                                      (ii)

                                                                                                                Page
                                                                                                                ----
SECTION 9. Negative Covenants....................................................................................31

         9.01 Changes in Business; Business......................................................................31
         9.02 Consolidation, Merger, Sale of Assets, etc.........................................................31
         9.03 Indebtedness.......................................................................................31
         9.04 Liens..............................................................................................32
         9.05 Restricted Payments................................................................................33
         9.06 Restrictions on Subsidiaries.......................................................................34
         9.07 Transactions with Affiliates.......................................................................34
         9.08 Interest Coverage Ratio............................................................................34
         9.09 Leverage Ratio.....................................................................................34

SECTION 10. Events of Default....................................................................................35

         10.01 Payments..........................................................................................35
         10.02 Representations, etc..............................................................................35
         10.03 Covenants.........................................................................................35
         10.04 Default Under Other Agreements....................................................................35
         10.05 Bankruptcy, etc...................................................................................35
         10.06 Guaranty..........................................................................................36
         10.07 Judgments.........................................................................................36
         10.08 ERISA.............................................................................................36
         10.09 Change of Control.................................................................................37

SECTION 11. Definitions..........................................................................................37


SECTION 12. The Administrative Agent.............................................................................52

         12.01 Appointment.......................................................................................52
         12.02 Nature of Duties..................................................................................52
         12.03 Lack of Reliance on the Administrative Agent......................................................52
         12.04 Certain Rights of the Administrative Agent........................................................53
         12.05 Reliance..........................................................................................53
         12.06 Indemnification...................................................................................53
         12.07 The Administrative Agent in Its Individual Capacity...............................................53
         12.08 Holders...........................................................................................54
         12.09 Resignation by the Administrative Agent...........................................................54

SECTION 13. Miscellaneous........................................................................................54

         13.01 Payment of Expenses, etc..........................................................................54
         13.02 Right of Setoff...................................................................................56
         13.03 Notices...........................................................................................56
         13.04 Benefit of Agreement..............................................................................56
         13.05 No Waiver; Remedies Cumulative....................................................................58
         13.06 Payments Pro Rata.................................................................................58
         13.07 Calculations; Computations........................................................................59


                                     (iii)

                                                                                                                Page
                                                                                                                ----
         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL............................59
         13.09 Counterparts......................................................................................60
         13.10 Effectiveness.....................................................................................60
         13.11 Headings Descriptive..............................................................................60
         13.12 Amendment or Waiver...............................................................................60
         13.13 Survival..........................................................................................61
         13.14 Domicile of Loans.................................................................................61
         13.15 Confidentiality...................................................................................61
         13.16 Registry..........................................................................................61

SECTION 14. Parent Guaranty......................................................................................62

         14.01 Guaranty..........................................................................................62
         14.02 Bankruptcy........................................................................................62
         14.03 Nature of Liability...............................................................................62
         14.04 Independent Obligation............................................................................63
         14.05 Authorization.....................................................................................63
         14.06 Reliance..........................................................................................64
         14.07 Subordination.....................................................................................64
         14.08 Waiver............................................................................................64
         14.09 Payment...........................................................................................65


ANNEX I     --     Commitments
ANNEX II    --     Lender Addresses
ANNEX III   --     Pricing Grid
ANNEX IV    --     Existing Letters of Credit
ANNEX V     --     Existing Indebtedness
ANNEX VI    --     Existing Liens


EXHIBIT A   --     Form of Notice of Borrowing
EXHIBIT B   --     Form of Note
EXHIBIT C   --     Form of Letter of Credit Request
EXHIBIT D   --     Form of Incremental Commitment Agreement
EXHIBIT E   --     Form of Section 4.04(b)(ii) Certificate
EXHIBIT F-1 --     Form of Opinion of Thompson & Knight, P.C.
EXHIBIT F-2 --     Form of Opinion of Maples and Calder
EXHIBIT G   --     Form of Officers' Certificate
EXHIBIT H   --     Form of Guaranty
EXHIBIT I   --     Form of Compliance Certificate
EXHIBIT J   --     Form of Assignment and Assumption Agreement


                                      (iv)

                  CREDIT AGREEMENT, dated as May 30, 2001 and Amended and Restated as of May 1, 2002, among NOBLE CORPORATION, a Cayman Islands exempted company limited by shares ("Parent"), NOBLE HOLDING (U.S.) CORPORATION, a Delaware corporation ("NHC" and, together with Parent, the "Parent Guarantors"), NOBLE DRILLING CORPORATION (the "Borrower"), a Delaware corporation, the various lending institutions listed from time to time on Annex I hereto (each a "Lender" and, collectively, the "Lenders"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION and SUNTRUST BANK, as Documentation Agents, THE BANK OF TOKYO-MITSUBISHI, LTD. and WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Syndication Agents and NORDEA BANK NORGE ASA, NEW YORK BRANCH (as successor by merger to Christiania Bank og Kreditkasse ASA, New York Branch), as Lead Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agents and Nordea Bank Norge ASA, New York Branch (as successor by merger to Christiania Bank og Kreditkasse ASA, New York Branch) as Lead Arranger and Administrative Agent are parties to the Credit Agreement dated as of May 30, 2001 (the "Existing Credit Agreement");

                  WHEREAS, the Borrower desires to reorganize its corporate structure in order that, immediately after giving effect to such reorganization, the Borrower will be a Wholly Owned Subsidiary of NHC and NHC will be a Wholly Owned Subsidiary of Parent;

                  WHEREAS, the Lenders are willing to consent to such reorganization provided that each Parent Guarantor becomes a party to this Agreement and guarantees all of the Obligations; and

                  WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in the form of this Agreement to make available to the Borrower the credit facilities provided for herein;

                  NOW, THEREFORE, it is agreed:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitment. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") under the Facility to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Effective Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in the aggregate for all Lenders at any time outstanding, when combined with the Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans), the Total Commitment and (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Loans of such Lender and with such Lender's Percentage of the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) at such time, equals the Commitment of such Lender at such time.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the Loans constituting such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. Whenever the Borrower desires to incur Loans under the Facility, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  1.04 Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in Dollars and immediately available funds. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the

Borrower shall (within two Business Days of receiving such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.16, and shall, if requested by such Lender, also be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

                  (b) The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date or, if issued after the Effective Date, be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Commitment of such Lender on such date and be payable in the outstanding principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the outstanding Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) no Base Rate Loans may be converted into Eurodollar Loans at any time when a Specified Default is in existence on the date of the conversion if the Administrative Agent or the Required Lenders have determined that such a conversion would be disadvantageous to the Lenders and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be subject to the limitations of Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give prompt notice of any such proposed conversion to each Lender with Loans affected thereby.

                  1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Eurodollar Rate plus the Applicable Eurodollar Margin.

                  (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to such Loans from time to time (or, if such amounts do not relate to a specific Loan, 2% in excess of the Base Rate as in effect from time to time), with such interest payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period,
(iii) in respect of each Eurodollar Loan, on any prepayment or conversion (on the amount prepaid or converted) and (iv) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

                  1.09 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of

Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to an outstanding Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) thereof, the interest period (each, an "Interest Period") applicable to such Borrowing of Eurodollar Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, with the consent of each Lender, twelve month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iv) no Interest Period shall extend beyond the Maturity Date; and

                  (v) no Interest Period may be elected at any time when a Specified Default is then in existence if the Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders.

                  (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur actual increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example, but not limited to: (A) without duplication of any amounts payable under
         Section 4.04(a), a change in the basis of taxation or payment to any Lender of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the United States, the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the date of this Agreement and affecting the interbank Eurodollar market; or

                  (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or
(iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender shall have determined that after the date of this Agreement, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b) or 1.14. A Lender's basis for requesting compensation pursuant to this

Section 1.11 and a Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

                  1.12 Change of Lending Office; Limitation on Indemnities. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.06 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loan, Letters of Credit or Commitments affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in
Section 1.10, 2.06 or 4.04.

                  (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.06 or 4.04 is given by any Lender more than 90 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 2.06 or 4.04 for any amounts incurred or accruing prior to the date which is 90 days prior to the giving of such notice to the Borrower.

                  1.13 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being charged by the other Lenders or becoming incapable of making Eurodollar Loans,
(y) if a Lender becomes a Defaulting Lender and/or (z) as provided in Section 13.12(b), in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent, none of which Transferees shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, and (y) the Letter of Credit Issuer an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of a Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  1.14 Increase in Commitments; Additional Loans. (a) The Borrower shall have the right at any time, so long as no Default or Event of Default then exists or would result therefrom, to incur from one or more existing Lenders and/or other Persons qualifying as Eligible Transferees and which, in each case, agree to extend such commitments and make such loans to the Borrower, additional loans and commitments to make loans in an aggregate principal amount not to exceed $200,000,000, which commitments and loans shall be incurred as additional Commitments and Loans (collectively, the "Additional Loans").

                  (b) In the event that the Borrower desires to incur Additional Loans, it will (x) enter into Incremental Commitment Agreements substantially in the form of Exhibit D (appropriately completed) with the lenders providing such Additional Loans (who shall by execution thereof become Lenders hereunder if not already Lenders) and (y) provide for the issuance of promissory notes to evidence the Additional Loans if requested by the Lenders advancing Additional Loans (which notes shall constitute Notes for purposes of this Agreement). The effectiveness of such Additional Loans shall occur upon (i) delivery of such Incremental Commitment Agreement(s) to the Administrative Agent, (ii) the payment to the Administrative Agent by the Borrower (or, to the extent agreed to by the Borrower and the respective Lender, by such respective Lender) of a non-refundable fee of $3,500 for each Eligible Transferee which becomes a Lender pursuant to this Section 1.14 and (iii) delivery to the Administrative Agent of an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower, dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.03 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of Additional Loans, and at such time Annex I shall be deemed modified to reflect the additional Commitments incurred pursuant thereto. No consent of any Lender (other than any Lender making Additional Loans) is required to permit the Loans contemplated by this
Section 1.14 or the aforesaid amendment to effectuate the Additional Loans.

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Letter of Credit Issuer to issue, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the

Borrower or any of its Subsidiaries and, to the extent permitted by Section 2.01(b) and, subject to the issuance policies of the respective Letter of Credit Issuer, Affiliates (it being agreed that in no event shall the aggregate Letter of Credit Outstandings attributable to Letters of Credit issued in support of obligations of Affiliates of the Borrower exceed $12,500,000 at any time), an irrevocable standby letter of credit, in a form customarily used by the Letter of Credit Issuer or in such other form as has been approved by the Letter of Credit Issuer (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and/or (y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by the Letter of Credit Issuer or in such other form as has been approved by the Letter of Credit Issuer (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit issued hereunder shall, unless otherwise requested by the Borrower, be denominated in Dollars. The Borrower may request that any Letter of Credit issued hereunder be issued in a currency other than Dollars which is acceptable to the respective Letter of Credit Issuer; provided that, for purposes of calculating the Letter of Credit Outstandings at any time, the Letter of Credit Outstandings attributable to all Letters of Credit issued in currencies other than Dollars shall be determined on the basis of the Dollar Equivalent of the face amount of each such Letter of Credit as determined on the date of issuance thereof, in each case subject to adjustment on the last day of each calendar month according to the then Dollar Equivalent of the face amount of each such Letter of Credit on such date.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed $50,000,000; provided that in no event shall more than $12,500,000 in aggregate Face Amount of Letters of Credit outstanding at any time be issued to support obligations of Affiliates (who are not also Subsidiaries) of the Borrower, and (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance although any Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the Business Day immediately preceding the Maturity Date, on terms acceptable to the Letter of Credit Issuer and in no event shall any Letter of Credit have an expiry date occurring later than the Business Day immediately preceding the Maturity Date.

                  (c) Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit (whether or not having the force of law) or (ii) a Lender Default exists, unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of any Defaulting Lender, including by cash collateralizing any such Defaulting Lender's Percentage of the Letter of Credit Outstandings.

                  (d) In addition to any Letters of Credit issued pursuant to the preceding provisions of this Section 2.01, on the Initial Borrowing Date, the letters of credit described in

Annex IV shall be assumed as Letters of Credit hereunder and shall constitute Letter of Credit Outstandings in accordance with the provisions hereof, and such Letters of Credit shall be subject to the following provisions of this Section 2 (other than Section 2.03) and the other provisions of this Agreement to the same extent as if such Letters of Credit had originally been issued hereunder.

                  2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $50,000 or such lesser amount reasonably acceptable to the Letter of Credit Issuer.

                  2.03 Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Letter of Credit Issuer written notice (including by way of telecopier), or electronic notice actually received, in the form of Exhibit C prior to 2:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), with a copy to the Administrative Agent, which Letter of Credit Request shall include any documents that the Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

                  (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Lender and the Borrower written notice of the issuance of such Letter of Credit.

                  (c) Each Letter of Credit Issuer (other than the Administrative Agent in its capacity as a Letter of Credit Issuer) shall, promptly upon issuance of any Letter of Credit issued pursuant to this Section 2, provide notification of such issuance to the Administrative Agent, and shall promptly thereafter deliver to the Administrative Agent a copy of such Letter of Credit in the form so issued.

                  2.04 Agreement to Repay Letter of Credit Payments. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit, which amount, in the case of any Letter of Credit denominated in a currency other than Dollars, shall be the Dollar Equivalent of any such payment calculated as of the date of such payment or disbursement by the respective Letter of Credit Issuer (or, if greater, the date of such payment to the Administrative Agent) (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") promptly on the date on which the Borrower is notified by the Letter of Credit Issuer of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand. Upon any draft or other demand for payment under any Letter of Credit, the respective Letter of Credit Issuer shall promptly provide notice thereof to the Administrative Agent, whereupon the Borrower shall be automatically deemed to have requested a Borrowing of Base Rate Loans to be made on the later of (i) the first date upon which a Borrowing may be made in accordance with Section 1.03 (with the giving of notice to the Administrative Agent by the respective Letter of Credit Issuer being deemed for this purpose to be a Notice of Borrowing of Base Rate Loans) and (ii) the date such draft or demand is to be paid by the respective Letter of Credit Issuer, with such Borrowing to be in an amount equal to such draft or demand (with such amount, in the case of Letters of Credit denominated in a currency other than Dollars, to be determined in accordance with the foregoing provisions of this Section 2.04(a)). If all conditions precedent to such Borrowing are satisfied as of the date on which such Borrowing is to be made in accordance with the preceding sentence, the Lenders shall make available to the Administrative Agent their respective portions of such Borrowing in accordance with Section 1.04 on such date, and the proceeds of such Loans shall promptly thereafter be distributed by the Administrative Agent to the respective Letter of Credit Issuer to be applied to the extent of the proceeds thereof to reimburse such Unpaid Drawing.

                  (b) The Borrower's obligation under this Section 2.04 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of the Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                  2.05 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Section 13.04(b) or upon a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Percentages of the assigning and assignee Lender or of all Lenders, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Letter of Credit Issuer any resulting liability to the Participants.

                  (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.04(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 12:00 Noon (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer such other Participant's Percentage of any such payment.

                  (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.06 Increased Costs. If at any time after the date of the Agreement, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of taxes or similar charges), then, upon demand to the Borrower by the Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by the Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Lender, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent demonstrable error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon the subsequent receipt thereof.

                  2.07 Indemnities. The Borrower hereby agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct. To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective "percentages" of the Total Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

                  SECTION 3. Fees; Commitments.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of the Non-Defaulting Lenders pro rata on the basis of their respective Percentages, a facility fee (the "Facility Fee") for the period from and including the Effective Date to, but not including, the date the Total Commitment has been terminated, all Loans and Unpaid Drawings have been repaid in full and all Letters of Credit have terminated, which Facility Fee shall be equal to the Applicable Facility Fee Percentage, computed at such rate for each day, on the daily amount of such Lender's Commitment. Accrued Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment is terminated, all Loans and Unpaid Drawings have been repaid in full and all Letters of Credit have terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of the Non-Defaulting Lenders pro rata on the basis of their respective Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the first date upon which the Total Commitment is terminated and no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the respective Letter of Credit Issuer such fee in respect of each Letter of Credit issued by it (the "Facing Fee") as may be separately negotiated between the Borrower and the respective Letter of Credit Issuer. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall have been agreed to between the Borrower and the Letter of Credit Issuer.

                  (e) The Borrower agrees to pay to the Administrative Agent for the account of the Non-Defaulting Lenders pro rata on the basis of their respective Percentages, a utilization fee (the "Utilization Fee") for each day
(x) upon which the Total Unutilized Revolving Loan Commitment is less than two-thirds of the Total Commitment as in effect on such date and (y) after the Total Commitment has been terminated, computed at a rate per annum equal to the applicable Utilization Fee Percentage on the daily aggregate outstanding principal amount of each Lender's Loans and Percentage of Letter of Credit Outstandings. Accrued Utilization Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment is terminated.

                  (f) The Borrower shall pay to the Administrative Agent on the Effective Date, for its own account and/or for distribution to the Lenders, such Fees as have heretofore been agreed in writing by the Borrower and the Administrative Agent.

                  (g) All computations of Fees shall be made in accordance with
Section 13.07(b).

                  3.02 Voluntary Reduction of Commitments. Upon at least two Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, provided that (w) any such termination shall apply to proportionately and permanently reduce the Commitment of each Lender, (x) no such reduction shall reduce any Lender's Commitment to an amount that is less than the sum of (A) the outstanding Loans of such Lender plus (B) such Lender's Percentage of Letter of Credit Outstandings and (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $500,000 and in integral multiples of $100,000.

                  3.03 Mandatory Adjustments of Commitments, etc. The Total Commitment shall terminate on the earlier of (i) the Maturity Date, (ii) unless the Required Lenders otherwise consent, the date on which any Change of Control occurs and (iii) June 30, 2002, unless the Restatement Effective Date shall have occurred on or prior to such date.

                  SECTION 4. Payments.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans and three Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 and, if greater in an integral multiple of $100,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) Eurodollar Loans may only be prepaid pursuant to this Section 4.01 on the last day of the Interest Period applicable thereto, unless prior prepayment is accompanied by all breakage costs owing pursuant to Section 1.11 in connection therewith; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be distributed pro rata among the Lenders which made such Loans, provided that, at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loans of a Defaulting Lender.

                  4.02 Mandatory Repayments.

                  (A) Requirements:

                  (a) (i) If on any date the sum of the aggregate outstanding principal amount of Loans and the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall repay on such date the principal of Loans in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower, until the proceeds are applied to the secured obligations).

                  (ii) If on any date the aggregate outstanding principal amount of the Loans made by a Lender, when combined with such Lender's Percentage of the Letter of Credit Outstandings on such date (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Loans incurred on such date), exceeds the Commitment of such Lender, the Borrower shall repay the principal of Loans of such Lender in an amount equal to such excess.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

                  (c) On the date on which any Change of Control occurs, unless otherwise agreed by the Required Lenders, the outstanding principal amount of all Loans, if any, shall become due and payable in full.

                  (B) Application:

                  With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made, provided that (i) repayments of Eurodollar Loans may only be made pursuant to this Section 4.02 on the last day of an Interest Period applicable thereto unless no Base Rate Loans remain outstanding; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be converted into Base Rate Loans at the end of the then current Interest Period applicable thereto; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to such Loans.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower and each Parent Guarantor, jointly and severally, agree to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower and each Parent Guarantor, jointly and severally, agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the date of this Agreement, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes, provided such Lender shall provide to the Borrower and the Administrative Agent any reasonably available applicable IRS tax form (reasonably similar in its simplicity and lack of detail to IRS Form W-8ECI or W-8BEN) necessary or appropriate for the exemption or reduction in the rate of such U.S. federal withholding tax.

                  (c) The provisions of this Section 4.04 shall be subject to
Section 1.12(b) (to the extent applicable).

                  SECTION 5. Conditions Precedent. The occurrence of the Restatement Effective Date pursuant to Section 13.10 is subject to the satisfaction of each of the following conditions:

                  5.01 Execution of Agreement. The Restatement Effective Date shall have occurred as provided in Section 13.10.

                  5.02 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the President, any Vice President or the Treasurer of the Borrower stating that all of the applicable conditions set forth in Section 6.01 exist as of such date.

                  5.03 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received from (i) Thompson & Knight, LLP, counsel to the Parent Guarantors and the Borrower, a legal opinion addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, which opinion shall cover the matters contained in Exhibit F-1 and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and (ii) Maples and Calder, special counsel to Parent, a legal opinion addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, which opinion shall cover the matters contained in Exhibit F-2 and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  5.04 Corporate Proceedings. (a) On the Restatement Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the President, any Vice-President or, the Treasurer of such Credit Party, and attested to by the Secretary or Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions and deletions, together with copies of the certificate of incorporation of such Credit Party, certified by the appropriate governmental authority as of recent date, the by-laws of such Credit Party, and the resolutions of the Board of Directors of such Credit Party, and all of the foregoing shall be reasonably satisfactory to the Administrative Agent.

                  (b) On the Restatement Effective Date, the Administrative Agent shall have received a certificate of recent date from the appropriate governmental authority evidencing each Credit Party's existence and good standing in its jurisdiction of incorporation, and all other information and copies of all other certificates, documents and papers, if any, which the Administrative Agent may have reasonably requested in connection herewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  5.05 Fees. On the Restatement Effective Date, the Borrower shall have paid to the Administrative Agent, for its own account and for that of the Lenders, all Fees and invoiced expenses agreed by such parties to be paid on or prior to such date.

                  5.06 Reorganization. On the Restatement Effective Date, the Reorganization shall have been consummated as described in the definition thereof and in accordance with all applicable law and the Administrative Agent shall have received copies of the final forms of all documents and agreements relating to the Reorganization (it being understood that (i) such final forms shall not be materially changed without the consent of the Administrative Agent and (ii) final execution copies of all such documents and agreements shall be delivered to the Administrative Agent no later than 3 Business Days following the Restatement Effective Date), certified by an Authorized Officer of Parent as being true and correct copies thereof, all of which shall be reasonably satisfactory to the Administrative Agent.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make any Loan (including Loans made on the Effective Date), and the obligation of the Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

                  (b) Prior to the issuance of each Letter of Credit, the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a) (with a copy to the Administrative Agent).

                  The acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent.

                  SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, Parent makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date):

                  7.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, except in such case where the failure to be so duly organized and validly existing in good standing and to have such corporate power and authority
(x) is not reasonably likely to have a Material Adverse Effect and (y) is not reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party, and
(ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

                  7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Parent or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which Parent or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it is subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Parent or any of its Subsidiaries.

                  7.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, after due inquiry, threatened in writing with respect to Parent or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that are reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

                  7.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized to provide for the general corporate purposes of Parent and its Subsidiaries.

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  7.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  7.07 Investment Company Act. Neither Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.08 Public Utility Holding Company Act. Neither Parent nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Parent or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to any Credit Party which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby.

                  7.10 Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and Loans to be incurred, on and as of the Effective Date, by the Borrower and its Subsidiaries in connection herewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole exceeded its debts, (y) the Borrower and its Subsidiaries taken as a whole did not incur or intend to, or believe that they would, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole did not have unreasonably small capital with which to conduct its business.

                  (b) (i) The consolidated balance sheet of the Borrower at December 31, 2001 and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year, as the case may be, ended as of said date, which have been examined by PriceWaterhouseCoopers LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, and (ii) the consolidated balance sheet of the Borrower as of September 30, 2001, copies of which have heretofore been furnished to the Administrative Agent, present fairly the financial position of such entities at the dates of said statements and the results for the period covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the September 30, 2001 statements, subject to normal and recurring year-end audit adjustments. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 2000 that (x) has had or is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Credit Document, or on the ability of any Credit Party to perform its obligations to them, or (y) has had or is reasonably likely to have a Material Adverse Effect.

                  (c) Except as reflected in the financial statements and the notes thereto described in Section 7.10(b) or in Annex V, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole, except as incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices.

                  7.11 Tax Returns and Payments. Each of Parent and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Parent and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of Parent) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  7.12 Compliance with ERISA. (a) Neither Parent nor any Subsidiary nor any ERISA Affiliate has ever maintained or contributed to (or had an obligation to contribute to) any Plan or any Foreign Pension Plan where any current or reasonably foreseeable liability of Parent with respect to such Plan or such Foreign Pension Plan would be reasonably likely to have a Material Adverse Effect. All contributions required to be made with respect to (i) any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary or an ERISA Affiliate and (ii) any Foreign Pension Plan have been timely made except any such failures to contribute which would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect. Parent and its Subsidiaries may cease contributions to or terminate any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) any of them without incurring any liability which, individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except such non-compliances as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  7.13 Patents, etc. Parent and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted.

                  7.14 Pollution and Other Regulations. (a) Each of Parent and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither Parent nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits, registrations or approvals required for the business of Parent and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and Parent and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Parent or such Subsidiary is a party or which would affect the ability of Parent or such Subsidiary to operate any material asset and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Effective Date no Environmental Claims pending or, to the knowledge of any Credit Party, after due inquiry, threatened, against Parent or any of its Subsidiaries wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property, offshore drilling rig, vessel or other facility owned or operated by Parent or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against Parent, any of its Subsidiaries or any Real Property, offshore drilling rig, vessel or other facility owned by Parent or any of its Subsidiaries, or (ii) to cause such Real Property, offshore drilling rig, vessel or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property, offshore drilling rig, vessel or other facility at any time owned or operated by Parent or any of its Subsidiaries or (ii) released on or from any such Real Property, offshore drilling rig, vessel or other facility, in each case where, to the knowledge of any Credit Party, after due inquiry, such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  7.15 Properties. Parent and each of its Subsidiaries has title to all material properties owned by them including all property reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as referred to in Section 7.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) Permitted Liens.

                  7.16 Compliance with Statutes, etc. Each of Parent and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                  7.17 Labor Relations. Neither Parent nor its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any of its Subsidiaries or, to the knowledge of any Credit Party, after due inquiry, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Parent or any of its Subsidiaries or, to the best of the knowledge of any Credit Party, threatened against Parent or any of its Subsidiaries and (iii) no union representation petition existing with respect to the employees of Parent or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

                  7.18 Existing Indebtedness. The consolidated balance sheets of the Borrower and its Subsidiaries referred to in Section 7.10(b) and the Indebtedness described on Annex V constitute a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries on the Effective Date and which is to remain outstanding after the Effective Date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), showing the aggregate principal amount thereof as of the Effective Date.

                  7.19 Controlled Foreign Corporation. Parent is not a "controlled foreign corporation" as defined in the Code.

                  7.20 Business. Neither Parent nor NHC had any Indebtedness or other obligations immediately prior to the consummation of the Reorganization other than guarantees of Indebtedness permitted by Section 9.03.

                  SECTION 8. Affirmative Covenants. Parent covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and

Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  8.01 Information Covenants. Parent will furnish to the Administrative Agent (with sufficient copies for each of the Lenders, and the Administrative Agent will promptly forward to each of the Lenders):

                  (a) Annual Financial Statements. Within 120 days after the close of each fiscal year of Parent, the consolidated balance sheet of Parent and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of Parent and its Subsidiaries as a going concern.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of Parent and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, all of which shall be certified by the Senior Vice President-Finance, Treasurer or Controller of Parent, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of Parent signed by its Senior Vice President-Finance, Treasurer, Controller or other Authorized Officer of Parent in the form of Exhibit I to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Parent and its Subsidiaries were in compliance with the provisions of Section 9 as at the end of such fiscal period or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within (x) ten days after any Credit Party obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Parent proposes to take with respect thereto and (y) ten Business Days after any Credit Party obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against Parent or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

                  (e) SEC Reports. Promptly upon transmission thereof, copies of any material filings and registration with, and reports to, the SEC by Parent or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Parent or any of its Subsidiaries shall generally send to holders of their capital stock in their capacity as such holders

(in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement).

                  (f) Credit Rating. As soon as possible and in any event within 10 days after any Credit Party obtains knowledge thereof, notice of any change in (i) the credit rating assigned by Moody's or S&P to any long-term unsecured debt of Parent or any of its Subsidiaries (including, without limitation, any change in the Moody's Credit Rating or the S&P Credit Rating) and/or (ii) the stated implied senior debt rating assigned by Moody's or S&P with respect to Parent or any of its Subsidiaries; notice of such change and the date on which it was first announced by the applicable rating agency.

                  (g) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request.

                  8.02 Books, Records and Inspections. Parent will, and will cause its Subsidiaries to, permit, upon reasonable notice to the Senior Vice President-Finance, Controller or any other Authorized Officer of Parent, officers and designated representatives of the Administrative Agent (at the expense of the Administrative Agent, but after the occurrence and during the continuance of an Event of Default, at the expense of the Borrower) or the Required Lenders (at the expense of such Lenders), to the extent necessary, to examine the books of account of Parent and any of its Subsidiaries and discuss the affairs, finances and accounts of Parent and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

                  8.03 Maintenance of Property; Insurance. Parent will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts with carriers of such insurance industry ratings, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated insureds. Parent will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on or before May 31st of each year, beginning with calendar year 2002, a certificate evidencing the insurance carried by Parent and its Subsidiaries.

                  8.04 Payment of Taxes. Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Parent or any of its Subsidiaries, provided that neither Parent nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Parent) with respect thereto in accordance with GAAP.

                  8.05 Consolidated Corporate Franchises. Parent will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, material rights and authority, unless the failure to do so is not reasonably likely to have a Material Adverse Effect, provided that any transaction permitted by Section 9.02 will not constitute a breach of this
Section 8.05.

                  8.06 Compliance with Statutes, etc. Parent will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

                  8.07 Good Repair. Except for offshore drilling rigs and vessels currently under or scheduled to be repaired or which have been damaged or have suffered a casualty as to which (within a reasonable period of time) Parent has not made a determination whether to replace or repair, or if the determination to replace or repair has been made, as to which such replacement or repairs are being undertaken, subject to availability of equipment, materials and/or repair facilities, Parent will, and will cause each of its Subsidiaries to, keep its properties and equipment used or useful in its business, in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 9.02, see that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, (i) to the extent and in the manner useful or customary for companies in similar businesses and (ii) to the extent the failure to do so is reasonably likely to have a Material Adverse Effect.

                  8.08 End of Fiscal Years; Fiscal Quarters. Parent will, for financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  8.09 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.05.

                  8.10 Maintenance of Corporate Existence and Good Standing. Parent will, and will cause each other Credit Party to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records and to remain a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization. Neither Parent nor any other Credit Party shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Parent or any other Credit Party being ignored, or in the assets and liabilities of Parent or any of its Subsidiaries being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

                  8.11 Guarantors. Parent shall promptly cause such Domestic Subsidiaries (other than the Borrower and NHC) as are required to execute and deliver a guaranty of the Obligations in order that Parent remain in compliance with Section 9.03(g) to execute and deliver such a guaranty in substantially the form of Exhibit H hereto (each, a "Subsidiary Guaranty").

                  8.12 ERISA. As soon as possible and, in any event, within 10 days after Parent, any Subsidiary or any ERISA Affiliate knows or has reason to know that: (a) a material contribution required to be made with respect to (i) any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary or an ERISA Affiliate or (ii) any Foreign Pension Plan has not been timely made or (b) Parent or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), Parent will deliver to each of the Lenders a certificate of the Senior Vice President-Finance or Controller of Parent setting forth details as to such occurrence and the action, if any, that Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Parent, the Subsidiary, the ERISA Affiliate, a plan participant or the plan administrator.

                  SECTION 9. Negative Covenants. Parent hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  9.01 Changes in Business; Business. Parent will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of Parent and its Subsidiaries taken as a whole from that conducted at the Effective Date (including any material expansion outside of the businesses of oil and gas drilling, offshore contract drilling, turnkey drilling, engineering and production management services, floating production and storage operations, well construction management, field development and management, multi-service vessel management, engineering and design, drilling rig and vessel construction, reconstruction and retrofitting, technology research development and marketing and related businesses or operations currently conducted or hereafter entered into in connection therewith).

                  9.02 Consolidation, Merger, Sale of Assets, etc. Parent will not, and will not permit any other Credit Party to, directly or indirectly, merge with or into or consolidate with any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that, so long as no Default or Event of Default exists or would result therefrom, (i) the Borrower may merge with another Person so long as the Borrower is the surviving corporation, and (ii) any Guarantor may merge with the Borrower so long as the Borrower is the surviving corporation, or may merge with another Person so long as a Guarantor is the surviving entity. In addition to the foregoing, Parent and its Subsidiaries, taken as a whole, shall not convey, sell, lease, assign, transfer or otherwise dispose of, in one or a series of transactions, all or substantially all of their property, business or assets.

                  9.03 Indebtedness. Parent will not, and will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness existing on the Effective Date and listed on Annex V, and to any subsequent extensions, refinancings or renewals thereof, so long as such extension, refinancing or renewal does not cause the aggregate principal amount thereof to increase from that in effect on the date of such extension, refinancing or renewal, including guarantees thereof by the Parent Guarantors;

                  (c) Indebtedness consisting of intercompany loans and advances;

                  (d) Indebtedness under any Interest Rate Agreements, foreign exchange agreement or derivatives obligations entered into by Parent in the ordinary course of business and not for speculative purposes;

                  (e) Indebtedness of Parent or any Subsidiary of Parent under performance guarantees and standby letters of credit issued in the ordinary course of business;

                  (f) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Parent or is merged with or into Parent or any Subsidiary of Parent; provided that such Indebtedness is not incurred in contemplation of such transaction; and

                  (g) Other Indebtedness of Parent and its Subsidiaries that may be incurred in pro forma compliance with the financial covenants set forth in Sections 9.08 (as of the last day of the most recently ended four fiscal quarter period) and 9.09 (immediately after giving effect thereto) so long as (i) no Default or Event of Default exists at the time of incurrence thereof or would result therefrom and (ii) all such indebtedness of Subsidiaries of Parent that are not Guarantors shall not at any time exceed an amount equal to ten percent (10%) of the Consolidated Net Tangible Assets of Parent and its Subsidiaries; provided that, to the extent that any Indebtedness of a Foreign Subsidiary of Parent would cause the 10% limitation described in clause (ii) to be exceeded, Parent may substitute one or more non-Guarantor Domestic Subsidiaries with aggregate total tangible assets less total liabilities at all times at least as great as such Foreign Subsidiary to become Subsidiary Guarantors hereunder.

                  9.04 Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Parent or any Subsidiary of Parent) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Parent) have been established;

                  (b) Liens imposed by law or arising by operation of law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Parent's, or any Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Parent or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings (including the providing of bail), which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or procuring the release of the property or assets subject to such Lien from arrest or detention;

                  (c) Liens created in favor of the Lenders;

                  (d) Liens existing on the Effective Date and listed on Annex VI, and Liens incurred pursuant to subsequent extensions, refinancings or renewals of the underlying Indebtedness secured thereby so long as no additional assets of Parent or any of its Subsidiaries are pledged in support thereof;

                  (e) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) to the extent not covered by insurance, so long as the obligations in connection therewith do not exceed $25,000,000 in the aggregate and do not otherwise give rise to an Event of Default under Section 10.07;

                  (f) Liens existing on the Effective Date on the Noble Paul Romano, Noble Paul Wolff and Noble Jim Thompson, to secure up to $287,000,000 of Existing Indebtedness, less any principal repayments thereof since December 31, 2000;

                  (g) Liens securing Indebtedness of Non-Wholly Owned Subsidiaries permitted by Section 9.03(c) and owing to Parent or any of its Wholly Owned Subsidiaries, provided that no such Liens shall attach to any asset of any Subsidiary which becomes a Subsidiary Guarantor pursuant to Sections 8.11 and/or 9.03(g) unless the secured party is itself a Guarantor;

                  (h) Liens on assets leased or acquired after the Effective Date (including by way of acquisition of the capital stock or other equity interests of any Person), or newly constructed after the date hereof, and Liens on any existing assets materially upgraded (i.e., upgrades of $10 million or more) after the date hereof, provided that (i) such Liens secure Indebtedness otherwise permitted hereunder, (ii) such Liens exist on the date of such acquisition or are incurred within one year following such lease, acquisition, construction or upgrade, (iii) the Indebtedness secured by such Liens does not exceed the cost of such leased, acquired or constructed asset or the cost of such upgrade, as applicable, and (iv) such Liens shall not apply to any other property or assets of Parent and its Subsidiaries;

                  (i) Other Liens of Parent and its Subsidiaries not described in clauses (a) through (i) above securing Indebtedness in an aggregate outstanding principal amount not to exceed $125,000,000 at any one time.

                  9.05 Restricted Payments. Parent will not, and will not permit any of its Subsidiaries to, make any Restricted Payments, other than Restricted Payments to any Credit Party, except that Parent and its Subsidiaries may make Restricted Payments (i) so long as no Default or Event of Default exists or would result therefrom and (ii) Parent shall be in pro forma compliance with Sections 9.08 (for the last day of the most recently ended fiscal quarter) and
9.09 (immediately after giving effect thereto).

                  9.06 Restrictions on Subsidiaries. Parent will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to Parent or any Subsidiary, (b) make loans or advances to Parent or any Subsidiary, (c) transfer any of its properties or assets to Parent or any Subsidiary or (B) the ability of Parent or any other Subsidiary of Parent to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

                  (i) this Agreement and the other Credit Documents;

                  (ii) applicable law;

                  (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

                  (iv) any restriction or encumbrance with respect to a Subsidiary of Parent imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

                  (v) Permitted Liens and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

                  9.07 Transactions with Affiliates. (a) Parent will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Parent or such Subsidiary as would be obtainable by Parent or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) employment arrangements entered into in the ordinary course of business with officers of Parent and its Subsidiaries, (ii) customary fees paid to members of the Board of Directors of Parent and of its Subsidiaries, (iii) immaterial transactions with the officers or members of the Board of Directors of Parent or its Subsidiaries and (iv) immaterial transactions with Affiliates.

                  (b) Parent will not and will not permit any Guarantor to transfer any assets to any Subsidiary which is not a Guarantor unless, immediately after giving effect thereto, Parent shall remain in compliance with the provisions of Section 9.03 (including, without limitation, Section 9.03(g)).

                  9.08 Interest Coverage Ratio. Parent shall not permit the Interest Coverage Ratio on the last day of any period of four consecutive fiscal quarters of Parent, taken as one accounting period, to be less than 3.00:1.00.

                  9.09 Leverage Ratio. Parent shall not permit the Leverage Ratio at any time to be more than 0.40:1.00.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall default in the payment when due of any principal of the Loans or default in the payment when due, and such default shall continue for more than two Business Days, of any interest, Fees, Unpaid Drawings or other amounts owing hereunder or under any other Credit Document; or

                  10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.01(d), 8.08 or 9 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement, and such default shall continue unremedied for a period of at least 30 days after notice to Parent by the Administrative Agent or the Required Lenders; or

                  10.04 Default Under Other Agreements. (a) Parent or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $25,000,000 at any one time; or

                  10.05 Bankruptcy, etc. Parent or any Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Parent or any other Credit Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Parent or any other Credit Party; Parent or any other Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Parent or any other Credit Party; or there is commenced against Parent or any other Credit Party any such case or proceeding which remains undismissed for a period of 60 days; or Parent or any other Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; Parent or any other Credit

Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Parent or any other Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by Parent or any other Credit Party for the purpose of effecting any of the foregoing; or

                  10.06 Guaranty. Any Guaranty or any provision thereof shall, after execution and delivery thereof, cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligation thereunder, or any Guarantor shall default in the observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and such default (other than any default arising from a failure to make any payment thereunder) shall continue unremedied for a period of at least 30 days after notice to Parent by the Administrative Agent or the Required Lenders; or

                  10.07 Judgments. One or more unpaid judgments or decrees shall be entered against Parent or any Subsidiary involving a liability not covered by insurance of $25,000,000 or more in the aggregate for all such judgments and decrees for Parent and the other Credit Parties and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof for domestic judgments or 60 days from the entry thereof for foreign judgments; or

                  10.08 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, Parent or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Parent, or any of its Subsidiaries, has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such liability (including any liability underlying any such lien or security interest, individually, or in the aggregate), exceeds $25,000,000; or

                  10.09 Change of Control. Any Change of Control shall occur;

                  then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to Parent or any Subsidiary, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05 in respect of the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (v) apply any amounts held as cash collateral pursuant to Section 4.02 or this Section 10 to repay Obligations.

                  SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Additional Loans" shall have the meaning provided in Section 1.14(a).

                  "Adjusted Consolidated EBITDA" shall mean for any period Consolidated EBITDA for such period, less cash Dividends and cash taxes paid during such period, plus, without duplication, cash payments for the repurchase of common stock made pursuant to Section 9.05.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affected Eurodollar Loan" shall have the meaning provided in
Section 4.02(B).

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall mean, collectively NBN, in its capacity as Administrative Agent, Wells Fargo Bank Texas, National Association and SunTrust Bank, in their capacities as Documentation Agents and The Bank of Tokyo-Mitsubishi, Ltd. and Westdeutsche-Landesbank Girozentrale, New York Branch, in their capacities as Syndication Agents.

                  "Agreement" shall mean this Credit Agreement, as the same may be modified, amended and/or supplemented from time to time.

                  "Applicable Eurodollar Margin" shall at all times be a percentage per annum determined in accordance with the Pricing Grid set forth on Annex III hereto and the Borrower's then applicable Credit Rating.

                  "Applicable Facility Fee Percentage" shall at all times be a percentage per annum determined in accordance with the Pricing Grid set forth on Annex III hereto and the Borrower's then applicable Credit Rating.

                  "Applicable Utilization Fee Percentage" shall at all times be a percentage per annum determined in accordance with the Pricing Grid set forth on Annex III hereto and the Borrower's then applicable Credit Rating.

                  "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

                  "Authorized Officer" shall mean any senior officer of a Credit Party designated as such in writing to the Administrative Agent by such Credit Party.

                  "Available Unutilized Commitment" for each Lender, shall mean the excess of (i) the Commitment of such Lender over (ii) the sum of (x) the aggregate outstanding principal amount of Loans made by such Lender plus (y) such Lender's Percentage of the Letter of Credit Outstandings at such time.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean the higher of, (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate, and (ii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan pursuant to the Facility by the Borrower from all of the Lenders with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Parent or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than five years from the date of acquisition, or repurchase obligations with respect thereto, (ii) U.S. dollar denominated time deposits, certificates of deposit, bankers' acceptances and Eurocurrency deposits of (x) any Lender,
(y) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any corporation with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (v) investments in money market mutual funds having assets in excess of $100,000,000.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.
                  "Change of Control" shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, (b) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office or (c) Parent shall cease to own directly or indirectly 100% of the issued and outstanding capital stock of the Borrower.

                  "Claims" shall have the meaning provided in the definition of "Environmental Claims."

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 13.04, or (z) increased from time to time pursuant to Section 1.14.

                  "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B) the amount of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense of Parent and its Subsidiaries and (iii) amortization expense of Parent and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Funded Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including the Loans) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, excluding all Contingent Obligations relating to the Indebtedness of any Person which is included in the calculation of Consolidated Funded Indebtedness of Parent and its Subsidiaries.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases) of Parent and its Subsidiaries in accordance with GAAP on a consolidated basis with respect to all outstanding Indebtedness of Parent and its Subsidiaries.

                  "Consolidated Net Income" shall mean for any period, the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "Consolidated Net Tangible Assets" shall mean the book value of all assets of Parent and its Subsidiaries determined in accordance with GAAP minus (x) current liabilities and (y) the book value of all goodwill and other intangible assets determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, at any time, shareholder's equity of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, the Notes and each Subsidiary Guaranty (if any) and any documents executed in connection therewith.

                  "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

                  "Credit Party" shall mean the Borrower and each Guarantor.

                  "Credit Rating" shall mean the Borrower's credit rating in respect of its senior unsecured long term debt obligations as determined by reference to the S&P Credit Rating and the Moody's Credit Rating, there being six categories for purposes of this Agreement:

                         S&P Credit Rating               Moody's Credit Rating
                         -----------------               ---------------------
Category 1               A+, or higher                   A1, or higher
Category 2               A                               A2
Category 3               A-                              A3
Category 4               BBB+                            Baa1
Category 5               BBB                             Baa2
Category 6               BBB- or lower                   Baa3 or lower

                  In the event that none of the Borrower's senior unsecured long term debt is rated by the Rating Agencies, the Borrower shall be deemed to have a category 6 Credit Rating. If only one Credit Rating exists at any time, then such Credit Rating shall be utilized. In the event of a split rating of two or more Categories, the Category one below the higher Category will apply. In the event that the S&P Credit Rating and Moody's Credit Rating differ by one Category, the higher of the two shall apply. In the event that either S&P or Moody's revises its rating system as in effect on the Effective Date, the Borrower's Credit Rating shall be determined based on the rating which is most analogous to the applicable rating set forth above.

                  If any Credit Rating shall be downgraded by Moody's or S&P, such change shall be effective for purposes of this definition as of the Business Day on which such change in Credit Rating is announced by Moody's and/or S&P, as the case may be, provided that nothing herein shall relieve the Borrower of its obligation to notify the Lenders of any such change pursuant to
Section 8.01. If any credit rating shall be upgraded by Moody's or S&P, such change shall be effective for purposes of this definition as of the Business Day upon which the Lenders receive notice of any such change pursuant to Section 8.01.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall mean to declare or pay on the part of Parent or any of its Subsidiaries any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its

Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Parent or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock).

                  "Dollar Equivalent" of an amount denominated in any currency other than Dollars (the "applicable currency") shall mean, at any time of determination thereof, the amount of Dollars which could be purchased with the amount of the applicable currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination thereof.

                  "Dollars" shall mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary that is incorporated under the laws of the United States, any State thereof or any territory thereof.

                  "Effective Date" shall have the meaning specified in the Existing Credit Agreement, i.e., May 30, 2001.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933).

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Parent or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Parent or any Subsidiary would be deemed to be a "single employer" (i) within the meaning of Sections 414(b), (c),
(m) and (o) of the Code or (ii) as a result of Parent or any Subsidiary being or having been a general partner of such person.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second London Banking Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such period by prime banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Banking Day before the first day of such period.

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Existing Credit Agreement" shall have the meaning provided in the Whereas clauses to this Agreement.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.18.

                  "Facility" shall mean the credit facility established under this Agreement, evidenced by the Notes.

                  "Facility Fee" shall have the meaning provided in Section 3.01(a).

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal
Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Parent or any one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject to
Section 13.07(a).

                  "Guaranteed Creditors" shall mean and include each of the Agents, the Letter of Credit Issuers, the Lenders and each Lender or affiliate of such Lender (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) party to an Interest Rate Agreement.

                  "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, Letter of Credit Issuers and the Agents now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrower owing under any Interest Rate Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" shall mean each Parent Guarantor and each Subsidiary Guarantor.

                  "Guaranty" shall mean the Parent Guaranty and the Subsidiary Guaranty.

                   "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" of any Person shall mean without duplication
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of Permitted Indebtedness of Parent and/or its Subsidiaries), provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                  "Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Adjusted Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

                  "Interest Period" with respect to any Eurodollar Loan shall have the meaning provided in Section 1.09.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect Parent or any Subsidiary against interest rate risk.

                  "Investments" shall mean and include (i) lending money or credit or making advances to any Person (net of any repayments or returns thereof), (ii) purchasing or acquiring any stock, obligations or securities of, or any other interest in, or making capital contributions to any Person, or
(iii) guaranteeing the debt or obligations of any other Person.

                  "L/C Supportable Obligations" shall mean such obligations of Parent or its Subsidiaries as may be supported by a Letter of Credit in accordance with the policies of the respective Letter of Credit Issuer.
                  "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.05(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.05(c).

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Issuer" shall mean NBN, Westdeutsche Landesbank Girozentrale, New York Branch, SunTrust Bank, The Fuji Bank, Limited, The Bank of Tokyo-Mitsubishi, Ltd. and any other Lender which may, in such Lender's sole discretion and with the consent of the Administrative Agent (such consent not to be unreasonably withheld), agree to become a Letter of Credit Issuer hereunder from time to time.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Funded Indebtedness on such date to Total Capitalization on such date.

                  "Lien" shall mean any mortgage, pledge, security interest, security title, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning provided in Section 1.01.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, financial condition or prospects of Parent and its Subsidiaries taken as a whole.

                  "Maturity Date" shall mean the fifth anniversary of the Effective Date.

                  "Minimum Borrowing Amount" shall mean (i) for Loans maintained as Base Rate Loans, $1,000,000, and (ii) for Loans maintained as Eurodollar Loans, $5,000,000.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include all alphabetical (including case distinctions), numerical and (+) and (-) modifiers) assigned by Moody's to the senior unsecured long term debt of the Borrower.

                  "NBN" shall mean Nordea Bank Norge ASA, New York Branch, in its individual capacity.

                  "NHC" has the meaning provided in the first paragraph of this Agreement.

                  "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

                  "Non-Wholly Owned Subsidiary" shall mean any Subsidiary of Parent which is not a Wholly-Owned Subsidiary.

                  "Note" shall have the meaning provided in Section 1.05(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent at 437 Madison Avenue, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Parent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Parent Guarantor" shall have the meaning provided the first paragraph to this Agreement.

                  "Parent Guaranty" shall mean the guaranty of the Borrower's Obligations set forth in Article XIV.

                  "Participant" shall have the meaning provided in Section 2.05(a).

                  "Payment Office" shall mean the office of the Administrative Agent at 437 Madison Avenue, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" shall mean for each Lender the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided that if the Total Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

                  "Permitted Indebtedness" shall mean Indebtedness described in
Section 9.03(a) through (g).

                  "Permitted Liens" shall mean Liens described in Section 9.04(a) through (j).

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary of Parent or an ERISA Affiliate.

                  "Pricing Grid" shall mean the pricing grid set forth on Annex III attached hereto.

                  "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Rating Agencies" shall mean each of Moody's and S&P.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. -

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Register" shall have the meaning provided in Section 13.16.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reorganization" shall mean the corporate restructuring of the Borrower as described in that certain preliminary proxy statement of the Borrower dated February 5, 2002.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Commitments (or, if after the Total Commitment has been terminated, outstanding Loans and Percentage of Letter of Credit Outstandings) constitute greater than 50% of the aggregate Commitments of Non-Defaulting Lenders (or, if after the Total Commitment has been terminated, the total outstanding Loans of Non-Defaulting Lenders plus the aggregate Percentages of all Non-Defaulting Lenders of the Letter of Credit Outstandings at such time).

                  "Restatement Effective Date" shall have the meaning provided in Section 13.10.

                  "Restricted Payments" shall mean any Dividend or Investment.

                  "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                  "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include alphabetical (including case distinctions), numerical and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of the Borrower.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Specified Default" shall mean any Default pursuant to Sections 10.01 and/or 10.05 and any Event of Default.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and
(ii) any partnership, association, joint venture, a limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Parent.

                  "Subsidiary Guarantor" shall mean each Domestic Subsidiary of Parent from time to time party to a Subsidiary Guaranty.

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 8.11.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Total Capitalization" shall mean, at any time, the sum of Consolidated Funded Indebtedness and Consolidated Net Worth at such time.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time, which Total Commitment on the Restatement Effective Date shall be $200,000,000.

                  "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans at such time plus the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

                  "Utilization Fee" shall have the meaning provided in Section 3.01(e).

                  "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors qualifying shares) is at the time owned directly or indirectly by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person directly or indirectly has a 100% equity interest at such time.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex or facsimile transmission.

                  SECTION 12. The Administrative Agent.

                  12.01 Appointment. The Lenders hereby designate NBN as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates (including by appointing one or more of its banking Affiliates to act as Administrative Agent hereunder).

                  12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and issuance and/or participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Parent and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, including, without limitation, counsel to Parent and its Subsidiaries, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice and statements of legal counsel.

                  12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence, willful misconduct or unlawful act.

                  12.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Parent or its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Parent or any of its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 13. Miscellaneous.

                  13.01 Payment of Expenses, etc. The Borrower agrees to (and to cause each other Credit Party, in respect of the Credit Document to which it is a party, to): (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the actual reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default for each of the Lenders), provided that to the extent it is feasible and a conflict of interest does not exist in the reasonable discretion of the Administrative Agent, the Lenders and their counsel, the Lenders shall use the same counsel in connection with the foregoing; (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as the Administrative Agent or Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by the Borrower or any other Person, including, without limitation, the actual reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, willful misconduct, unlawful act or material breach of the terms of this Agreement of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property, offshore drilling rig, vessel or other facility or location at any time owned or operated by Parent or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any Real Property, offshore drilling rig, vessel or other facility or location at any time owned or operated by Parent or any of its Subsidiaries, the non-compliance of any Real Property, offshore drilling rig, vessel or other facility or location at any time owned or operated by Parent or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, offshore drilling rig, vessel or other facility or location, or any Environmental Claim asserted against Parent, any of its Subsidiaries, or any Real Property, offshore drilling rig, vessel or other facility or location at any time owned or operated by Parent or any of its Subsidiaries, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, willful misconduct, unlawful act of the Person to be indemnified. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Without limiting the foregoing, each Lender agrees to use reasonable efforts to notify the Borrower of any exercise of such Lender's right of setoff granted hereby.

                  13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, if to Parent, the Borrower or its Subsidiaries, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received and, in the case of notice by telecopier, after confirmation of such receipt has been given by the recipient, excluding by way of automatic receipt produced by telecopier.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Letter of Credit Issuer, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

                  13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                  (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to its Affiliate or to another Lender, and (y) with the consent of the Administrative Agent, the Letter of Credit Issuer and the Borrower (which consent shall not be unreasonably withheld), any Lender may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to one or more Eligible Transferees. No assignment pursuant to the immediately preceding sentence shall, to the extent such assignment is made to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $10,000,000 unless the entire Commitment of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 13.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment and Assumption Agreement. In the event of any such assignment (x) to a commercial bank or other financial institution not previously a Lender hereunder, either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 and (y) to a Lender, either the assigning or assignee Lender shall pay to Administrative Agent a nonrefundable assignment fee of $1,500, and at the time of any assignment pursuant to this Section 13.04(b), (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (ii) if any such assignment occurs after the Effective Date, if requested by the assigning Lender and the assignee Lender, the Borrower will issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05. Each Lender and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (c) Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or either Parent Guarantor to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 13 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Parent or any of its Subsidiaries and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on Parent or any of its Subsidiaries in any case shall entitle Parent or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Parent or any of its Subsidiaries in respect of any Obligations of Parent or any of its Subsidiaries hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of Parent or any of its Subsidiaries, respectively, to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (b) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Parent to the Lenders), provided that (x) except all computations determining compliance with Section 9, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2000 historical financial statements of the Borrower delivered to the Lenders pursuant to
Section 7.10(b), and (y) if at any time the computations determining compliance with Section 9 utilize accounting principles different from those utilized in such financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation worksheets.

                  (a) All computations of interest relating to Eurodollar Loans shall be made on the actual number of days elapsed over a year of 360 days. All other computations of interest hereunder and Fees shall be made on the actual number of days elapsed over a year of 365 days.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO SUCH CREDIT PARTY LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) each Parent Guarantor, the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) each of the conditions set forth in Section 5 shall have been satisfied.

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, each of the Parent Guarantors and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend the Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Lenders or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Sections 2 or 12, or any other provisions relating to the Letter of Credit Issuer or the Administrative Agent may be modified without the consent of the Letter of Credit Issuer or the Administrative Agent, respectively.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to

Section 1.13, so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to Section 13.12(a)(ii).

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 12.07 or 13.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(a)) to the extent not otherwise applicable to such Lender prior to such transfer.

                  13.15 Confidentiality. Subject to Section 13.04, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees in writing to be bound by the provisions of this Section 13.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Parent or any Subsidiary.

                  13.16 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

                  SECTION 14. Parent Guaranty.

                  14.01 Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Parent Guarantor hereby agrees with the Lenders as follows: each Parent Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent Guarantor, notwithstanding any revocation of this Parent Guaranty or any other instrument evidencing any liability of the Borrower or any of its Subsidiaries, and each Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  14.02 Bankruptcy. Additionally, each Parent Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

                  14.03 Nature of Liability. The liability of each Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by either Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Parent Guaranty, and this Parent Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of each Parent Guarantor hereunder are independent of the obligations of the Borrower, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against either Parent Guarantor whether or not action is brought against the Borrower, any other guarantor or any other Person and whether or not the Borrower, any other guarantor or any other Person be joined in any such action or actions. Each Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Parent Guarantor.

                  14.05 Authorization. Each Parent Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                    (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                    (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                    (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                    (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                    (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement any Credit Document (other than this Agreement) or any of such other instruments or agreements; and/or

                    (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of either Parent Guarantor from its liabilities under this Parent Guaranty.

                  14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to either Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to such Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by a Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  14.08 Waiver. (a) Each Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of either Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

                  (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Parent Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise either Parent Guarantor of information known to them regarding such circumstances or risks.

                  (c) Until such time as the Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Parent Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Parent Guaranty.

                  14.09 Payment. All payments made by either Parent Guarantor pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                                  NOBLE DRILLING CORPORATION
-------

13135 South Dairy Ashford
Suite 800
Sugar Land, TX  77478                     By: /s/ Robert D. Campbell
Attn.: Mark Mey                               Title: President
Telephone:  (281) 276-6100
Facsimile:  (281) 276-6344

13135 South Dairy Ashford                 NOBLE CORPORATION
Suite 800
Sugar Land, TX  77478                     By: /s/ Robert D. Campbell
Attn.: Mark Mey                               ----------------------------------
Telephone: (281) 276-6100                     Title: President
Facsimile: (281) 276-6344

13135 South Dairy Ashford                 NOBLE HOLDING (U.S.) CORPORATION
Suite 800
Sugar Land, TX  77478                     By: /s/ Mark L. Mey
Attn.: Mark Mey                               ----------------------------------
Telephone: (281) 276-6100                     Title: Treasurer
Facsimile: (281) 276-6344

                                          NORDEA BANK NORGE ASA, NEW YORK
                                           BRANCH, as successor by merger to
                                           Christiania Bank og Kreditkasse ASA,
                                           New York Branch, Individually and as
                                           Administrative Agent


                                          By: /s/ Alison M. Bas
                                              ----------------------------------
                                              Title: Assistant Vice President



                                          By: /s/ Ronny Bjornadal
                                              ----------------------------------
                                              Title: Vice President



                                          WELLS FARGO BANK TEXAS,
                                           NATIONAL ASSOCIATION



                                          By: /s/ Phillip Lauinger III
                                              ----------------------------------
                                              Title: Vice President

                                          SUNTRUST BANK



                                          By: /s/ Joseph M. McCreery
                                              ----------------------------------
                                              Title: Vice President



                                          THE BANK OF TOKYO-MITSUBISHI, LTD.



                                          By: /s/ John McGhee
                                              ----------------------------------
                                              Title: Vice President & Manager



                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           NEW YORK BRANCH



                                          By: Salvatore Bettinelli
                                              ----------------------------------
                                              Title: Managing Director Credit
                                                     Department



                                          By: /s/ Jeffrey S. Davidson
                                              ----------------------------------
                                              Title: Associate Director



                                          THE FUJI BANK, LIMITED



                                          By:
                                              ----------------------------------
                                              Title:



                                          SOUTHWEST BANK OF TEXAS, N.A.



                                          By: /s/ Carmen Dunmire
                                              ----------------------------------
                                              Title: Senior Vice President

                                                                        ANNEX II

                                   COMMITMENTS



Lender                                                           Commitment
------                                                           ----------
Nordea Bank Norge ASA,                                              $40,000,000
   New York Branch

Wells Fargo Bank Texas,                                             $30,000,000
   National Association

SunTrust Bank                                                       $30,000,000

The Bank of Tokyo-Mitsubishi, Ltd.                                  $30,000,000

Westdeutsche Landesbank Girozentrale,                               $30,000,000
   New York Branch

The Fuji Bank, Limited                                              $20,000,000

Southwest Bank of Texas, N.A.                                       $20,000,000
                                                                    -----------

TOTAL                                                              $200,000,000
                                                                   ============

                                                                     ANNEX II


                                LENDER ADDRESSES


NORDEA BANK NORGE ASA, NEW YORK BRANCH        437 Madison Avenue
                                              New York, New York  10022
                                              Attention:  Mr. Hans Chr. Kjelsrud
                                              Tel:  212-318-9634
                                              Fax:  212-421-4420

WELLS FARGO BANK TEXAS, NATIONAL              1000 Louisiana, 3rd Floor
 ASSOCIATION                                  Houston, Texas 77002
                                              Attention:  Mr. Bret West
                                              Tel:  713-319-1371
                                              Fax:  713-739-1087

SUNTRUST BANK                                 303 Peachtree Street, N.E., 10th
                                                Floor
                                              Atlanta, Georgia 30308
                                              Attention: Mr. Joseph M. McCreery
                                              Tel: 404-532-0274
SUNTRUST BANK                                 Fax: 404-827-6270

THE BANK OF TOKYO-MITSUBISHI, LTD.            1100 Louisiana Street, Suite 2800
                                              Houston, Texas 77002-5216
                                              Attention:  Ms. Joan Stanton
                                              Tel: 713-655-3824
                                              Fax:  713-658-0116

WESTDEUTSCHE LANDESBANK GIROZENTRALE,         5555 San Felipe, 20th Floor
 NEW YORK BRANCH                              Houston, Texas 77056
                                              Attention:  Mr. Richard R. Newman
                                              Tel:  713-963-5203
                                              Fax:  713-963-5308

THE FUJI BANK, LIMITED                        1221 McKinney Street, Suite 4100
                                              Houston, Texas 77010
                                              Attention:  Mr. Mark E. Polasek
                                              Tel: 713-650-7863
                                              Fax: 713-759-0717

SOUTHWEST BANK OF TEXAS, N.A.                 5 Post Oak Park
                                              4400 Post Oak Parkway
                                              Houston, Texas  77027
                                              Attention: Ross Bartley
                                              Tel: (713) 232-2169
                                              Fax:  (713) 232-5925

                                                                       ANNEX III

                                  PRICING GRID


                                  Applicable Eurodollar       Applicable Facility Fee     Applicable Utilization Fee
        Credit Rating                     Margin                     Percentage                   Percentage
        -------------                     ------                     ----------                   ----------
          Category 1                      0.180%                       0.075%                       0.075%
          Category 2                      0.220%                       0.085%                       0.100%
          Category 3                      0.300%                       0.100%                       0.100%
          Category 4                      0.500%                       0.125%                       0.125%
          Category 5                      0.575%                       0.150%                       0.150%
          Category 6                      0.700%                       0.200%                       0.175%

                                                                        ANNEX IV

NEWYORK 897007 (2K)

                           EXISTING LETTERS OF CREDIT

    OPENING DATE              ADVISING/ISSUING BANK                     BENEFICIARY
----------------------------------------------------------------------------------------------
      10/24/00        Standard Chartered Grindlays Bank New     M/S Neptune Exploration and
                                   Delhi, India                      Industries Limited
----------------------------------------------------------------------------------------------
      03/16/01                 ABN AMRO, Abu Dhabi               National Drilling Company
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

       AMOUNT             PURPOSE          EXPIRY DATE       CBK L/C#
---------------------------------------------------------------------
   INR12,02,69,734        Bid Bond          06/30/02          30499
    $2,600,000.00
---------------------------------------------------------------------
     $806,020.00          Bid Bond          05/15/02          30523
----------------------------- ---------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------


                                                                         ANNEX V



                              EXISTING INDEBTEDNESS


       Debtor                                        Description                             Amount
       ------                                        -----------                             ------
Noble Drilling Corporation                      6.95% Senior Notes due 2009                $149,912,000

Noble Drilling Corporation                      7.50% Senior Notes due 2019                $250,000,000

Noble Drilling (Paul Wolff) Ltd.                Fixed Rate Senior Secured Notes             $97,062,084

Noble Drilling (Jim Thompson) Inc.               Fixed Rate Senior Secured Notes           $105,737,415

Noble Drilling (Paul Romano) Inc.               Senior Secured Notes                        $69,880,256
Arktik Drilling Limited, Inc.                   Note                                         $7,900,000

                                                                        ANNEX VI


                                 EXISTING LIENS

First preferred ship mortgage on the Noble Muravlenko, securing $7.9 million loan by minority equity owner of Arktik Drilling Limited, Inc. ("Arktik") to Arktik.